UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022 (June 8, 2022)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road	Marysville	Ohio	43041
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 stated value	SMG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2022 (the “Effective Date”), The Scotts Miracle-Gro Company (the “Company”) entered into Amendment No. 1 (the “Amendment”) with certain other subsidiaries of the Company party thereto, as co-borrowers or guarantors, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), with respect to the Sixth Amended and Restated Credit Agreement, dated as of April 8, 2022 (as in effect prior to the effectiveness of the Amendment, the “Existing Credit Agreement”), by and among the Company, certain other subsidiaries of the Company from time to time party thereto, as co-borrowers, the Administrative Agent and the lenders from time to time party thereto.

Pursuant to the Amendment, the Existing Credit Agreement was amended to (a) adjust the required leverage levels for the quarterly leverage covenant in the Existing Credit Agreement for the period commencing on the Effective Date until the earlier of (i) April 1, 2024 and (ii) subject to certain conditions specified in the Amendment, the termination by the Company of such adjustment (such period, the “Leverage Adjustment Period”); (b) increase the (i) interest rate applicable to borrowings under the revolving credit facility by 35 bps, and the term loan facility by 50 bps, and (ii) annual facility fee rate on the revolving credit facility by 15 bps, in each case, when the Company’s quarterly-tested leverage ratio exceeds 4.75 to 1.00; (c) limit the Company’s ability to declare or pay any discretionary dividends, distributions or other restricted payments during the Leverage Adjustment Period to only the payment of (i) regularly scheduled cash dividends to holders of its common stock in an aggregate amount not to exceed $225,000,000 per fiscal year and (ii) other dividends, distributions or other restricted payments in an aggregate amount not to exceed $25,000,000; and (d) require pro forma compliance with certain leverage levels specified in the Amendment with respect to the Company’s ability to consummate certain acquisitions and incur debt.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full and complete text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:
Not applicable.
(d) Exhibits:

Exhibit No.	Description
10.1
Amendment No. 1, dated as June 8, 2022, by and between The Scotts Miracle-Gro Company, The Scotts Company LLC, Scotts Canada Ltd., as Borrowers, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated:	June 8, 2022	By:	/s/ CORY J. MILLER
Printed Name: Cory J. Miller
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated June 8, 2022
The Scotts Miracle-Gro Company

Exhibit No.	Description
10.1
Amendment No. 1, dated as June 8, 2022, by and between The Scotts Miracle-Gro Company, The Scotts Company LLC, Scotts Canada Ltd., as Borrowers, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

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